Exhibit 99.4

Compete to win

July 8th 2019

Deutsche Bank



Our strategy

Focused on unresolved challenges

- Insufficient Group and Investment Bank profitability
- Costs too high
- Lack of disciplined culture in capital allocation
- Leverage too high
- Not client centric enough

Our mission

Deutsche Bank is…

- the leading German bank with strong European roots and a global network
- aligned with the strengths of our home market economy around trade and investment
- at the center of our corporate, institutional and private clients' needs
- the risk manager and trusted advisor to our clients

Our guiding principles

We only operate where . . .

- . . . our clients want us to be
- . . . we can grow and deliver sustainable value
- . . . we are competitive

All on the basis of a robust balance sheet with strong controls

Our decisive actions

Exit businesses	Create four client-centric divisions	Cut costs	Invest in technology & growth	Manage and liberate capital
Exit Equities Sales & Trading, resize Fixed Income, in particular Rates, and accelerate the wind-down of non-strategic assets	Focus on market leading businesses with attractive growth and return profiles	Overhaul our front-to-back processes and infrastructure leading to significant cost and workforce reductions	Invest in our leading businesses, further improve our technology and control framework	Create a Capital Release Unit[3] to free-up resources to return capital to shareholders over time
Cut associated RWA by approximately 40%[1]	Put the Corporate Bank at the heart of our business	Reduce adjusted costs[2] by € 6bn by 2022	Invest € 13bn in technology by 2022	Transfer € 74bn in RWA and € 288bn of leverage exposure to the Capital Release Unit[3] to enable capital distribution

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change. Throughout this presentation totals may not sum due to rounding differences

(1) Excludes operational risk RWA associated with Fixed Income

(2) Throughout this presentation, adjusted costs defined as total noninterest expenses excluding the impairment of goodwill and other intangibles, litigation expenses and restructuring and severance

(3) For details of the Capital Release Unit assets please refer to slide 27

Four client-centric businesses positioned to grow

Private Bank

Leading retail bank in Germany and focused in Europe. Global wealth manager

2018 revenues

€ 8.7bn

Return on Tangible Equity(1)



5%
>12%
2018
2022



Private Bank
Investment Bank
Corporate Bank
Asset Management

Corporate Bank

One of the leading corporate banks globally

2018 revenues

€ 5.2bn

Return on Tangible Equity(1)



9%
>15%
2018
2022

Asset Management

Market leader in Germany with a global presence and a broad product offering

2018 revenues

€ 2.2bn

Return on Tangible Equity(1)



18%
>20%
2018
2022

Investment Bank

A focused financing, advisory and capital markets bank

2018 revenues

€ 6.8bn

Return on Tangible Equity(1)



2%
>6%
2018
2022

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change. Corporate & Other and the Capital Release Unit are not shown on this slide. Corporate & Other revenues in 2018 of €(73)m. Capital Release Unit revenues in 2018 of € 2.5bn

(1) Throughout this presentation updated definition of post-tax return on tangible equity (RoTE) to include the payment of coupons on AT1 securities. Please refer to slide 44

Corporate Bank

Heritage in Europe, global in reach, reliable partner

Leading global platform with long-lasting client relationships – Top 3 provider[1] for global corporates and commercial clients

The core of our clients' needs – Our transaction banking services, financing and lending, and risk management products are key to our clients' every day success

A powerful and evolving digital client platform – Powered by our team of 2,000 coders

Integrated, seamless delivery – Two-thirds of our corporate clients already conduct business with our Investment Bank

Strategic priorities

- Become the platform of choice for our treasurer clients
- Reshape and focus our corporate coverage model
- Be the preferred partner to enable online marketplaces

Near-term objectives

- Increase market share with mid-sized European corporate accounts
- Grow balance sheet allocated to core clients
- Invest into our client-facing applications and invert our coverage model from product-led to client-led

Note: Corporate Bank comprises the previously disclosed Global Transaction Bank as well as our Commercial Client business that was previously part of the Private & Commercial Bank
(1) Source: Oliver Wyman

Investment Bank

A focused, profitable and competitive capital markets, fixed income and FX offering

Globally competitive in our core markets – 75% of our businesses hold top 5 market positions[1]

Leading financing business – A leader in debt capital markets, leveraged finance, structured finance, asset backed securities and commercial real estate

Global fixed income offering – Leading FX platform with focused rates and flow credit capabilities to support our global corporate and institutional clients

Trusted advisor – Providing advice on M&A and debt issuance. Selective equity underwriting, research and distribution capabilities.

Strategic priorities

- Position as a leading financing, advisory and fixed income bank
- Refocus on clients where we have a competitive edge
- Build on success of current digital platforms e.g. Autobahn

Near-term objectives

- Invest to stabilize and then grow
- Expand product offering to European clients
- Leverage superior market risk management products

(1) Source: 2018 Coalition Data

Private Bank

Leading retail bank in Germany and focused in Europe. Global wealth manager

Leader in 4th largest economy globally – Approximately 20 million clients with € 320bn in assets under management and € 130bn in deposits

Trusted advisor to loyal clients – German wealth manager, boutique focus internationally, 150 of the world's wealthiest families are our clients

A leader in digital banking – Market leader with more than 100m monthly contact points, 11m digital enabled clients in Germany

Strategic priorities

- Accelerate and increase synergies
- Grow Wealth Management
- Enhance leadership in digital banking

Near-term objectives

- Accelerate integration and deliver a total of € 0.4bn in cost synergies by 2020
- Re-price to offset interest rate headwinds
- Grow loans and assets under mangement to drive revenues

Asset Management

German leader, globally successful, client solutions focused

Market leader in Germany – 26% market share[1], leverage domestic leadership to expand internationally

Diversified products – Comprehensive offering of Active, Passive and Alternatives products with consistent performance

Solutions – Provide suitable client solutions based on innovation and investment excellence

Strategic priorities

- Grow DWS into a top 10 global asset manager
- Target expansion in Asia
- Use existing and new strategic partnerships to expand distribution and product expertise

Near-term objectives

- Execute on top-end gross cost reduction target of € 150m ahead of schedule
- Build institutional coverage. Attract 2-3% growth in net flows in 2019; aim to outperform wider AM industry
- Continue to launch innovative products & leverage partnerships

(1) Source: BVI (Investmentstatistik 31 December 2018, category open ended retail funds excluding real assets)



Executing our strategy

Our way to fundamentally change the bank

1 Refocus

FOUR BUSINESSES COMPETING TO WIN

- Exit loss making businesses
- Increase share of predictable revenues
- Enhance client focus

Restructure 2

IMPROVE EFFICIENCY AND INFRASTRUCTURE

- Reduce adjusted costs to € 17bn in 2022
- € 4bn of additional spend on our controls by 2022
- Reduce workforce to approximately 74,000 by 2022

Delivering returns for shareholders

RoTE of 8% in 2022

Liberate € 5bn of capital for distribution starting in 2022[1]

4 Return

FREE UP CAPITAL

- Maintain at least 12.5% CET1 ratio. Target a ~5% leverage ratio
- Transfer € 74bn of RWA and € 288bn of leverage exposure to Capital Release Unit
- Liberate capital for distribution starting 2022
- No capital increase planned – manage and restructure with existing resources

Reinvigorate 3

LEADERSHIP AND SPIRIT

- New management team delivering faster decision making and disciplined implementation
- New leadership team embracing broader cultural change
- Unleash entrepreneurial and team spirit

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change

(1) Subject to shareholder and regulatory approval and available distributable items as determined under German GAAP

1 Refocus: Four businesses competing to win

Decisions improve the quality and consistency of our earnings

Exit

2018 impact of Capital Release Unit (€ bn)


2.5
(1.1)
Revenue
Profit before tax

- Exit Global Equities (Cash Equities, Equity Derivatives & Prime Finance). Retain focused equity capital markets capability
- Resize our Rates business
- Accelerate the wind-down of non-strategic assets

Reallocate

2018 Return on Tangible Equity (%)


(6)%
2%
Capital Release Unit
Core Bank(1)

- Focus on businesses with more stable and higher return profiles

Invest

2019-2022 cumulative IT & control spend (€ bn)


4
13
Control
IT

- Continue to invest in IT and controls despite smaller footprint and more focused business mix

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change
(1) Throughout this presentation Core Bank includes Private Bank, Corporate Bank, Investment Bank, Asset Management and Corporate & Other (C&O)

1 Refocus: More stable and predictable revenues

Our Investment Bank ...

... will be smaller



Sales & Trading
29%
Origination and Advisory
8%
Global Transaction Bank
15%
Asset Management
9%
Private & Commercial Bank
40%
20%
Investment Bank excl. O&A
10%
Origination & Advisory (O&A)(3)
23%
Corporate Bank
10%
Asset Management
38%
Private Bank
2018 Group revenue
2018 Pro-forma Core Bank revenues(1)

... and highly competitive



24%
Other
34%
3-5 position
42%
Top 3 position
~75% of Investment Bank revenues are market leading
Investment Bank market position(2)

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change
(1) 2018 pro-forma Core Bank revenues excluding Capital Release Unit. Corporate & Other revenues of € (73)m included in the totals but not shown on the chart
(2) Source: 2018 Coalition data
(3) Proforma Origation & Advisory includes Commercial Real Estate (CRE) and ABS Primary previously inclduded in Sales & Trading

2 Restructure: Improving efficiency

Radically overhauling our cost base while continuing to invest in our controls



Adjusted costs (€ bn)
(25)%
22.8
17.0
2018
2022
Target

Structural measures

- Execute on previously announced € 1bn cost reductions in 2019
- Reduce costs in Capital Release Unit and from previously announced disposals
- Benefit from reductions in Private Bank including German retail integration
- Reengineer processes, remove duplications and centralize functions



Adjusted costs (€ bn)
Share of Group adjusted costs
4%
5%
1.0
0.8
2018
2019
2020
2021
2022

Key Control functions

- Plan aggregate spend of ~€ 4bn on our key control functions from 2019 to 2022
- Expect absolute annual spend to decline slightly from 2020 reflecting benefits of prior investments, organizational efficiencies and more focused business perimeter

3 Reinvigorate: Leadership & spirit

A new leadership team as basis for a client-centric, team and execution focused turnaround

First step on our way to cultural transformation

- New leadership team to accelerate turnaround by bringing in new and dedicated skill sets and experience
- Reorganization of leadership structure introducing three layers closer aligned to business and clients
- CEO & Deputy CEO both assume direct responsibility for businesses
- Newly established Management Board responsibility for technology, data & innovation coupled with € 13bn of investments into technology by 2022
- 'One team' with clear accountability to speed up decision making
- Drive streamlined communication and live 'one bank approach'


Senior Leadership Team
Management Board
Global Management Committee
Our clients

4 Return: Free up capital

Managing transformation with existing resources

Capital Release Unit (CRU)
€ bn as of 2018



74
Operational Risk
36
Credit & Market Risk
38
Risk weighted assets
288
Other
39
Fixed income
79
Equities
170
Leverage exposure

Capital targets

12.5%
At least CET1 ratio

~5%
Leverage ratio target (fully loaded) from 2022

€ 5bn
Share buyback and dividends starting in 2022[1]

- CRU to efficiently exit non-strategic businesses and low return assets
- Majority of credit and market risk RWA expected to be exited by end of 2020
- Additional capital could be liberated from reductions in operational risk RWA
- More stable business mix allows management to operate with a lower CET1 ratio
- Capital liberated to fund wind-down in 2019 and 2020
- No common equity dividend recommended for financial years 2019 and 2020
- Smaller, deposit funded balance sheet will reduce issuance and funding requirements

(1) Subject to shareholder and regulatory approval and available distributable items as determined under German GAAP

Using capital differently

Our promises

Free up capital	Disciplined capital allocation	Target lower cost of capital
Careful management of shareholders funds	**Focused on areas where we compete to win**	**Changed business mix should reduce volatility of earnings and funding needs**
▪ Restructuring within existing capital resources ▪ Liberate capital to begin buyback and dividend payouts in 2022[1]	▪ Invest in our businesses where we have a strong market position and attractive returns ▪ More rigorous implementation of business hurdle rates	▪ 85–90% of funding from most stable sources by 2022 ▪ Lower implied cost of equity

(1) Subject to shareholder and regulatory approval and available distributable items as determined under German GAAP

Our path to sustainable profitability



Our areas of focus

Improve efficiency	▪ Reduce adjusted costs to € 17bn in 2022 ▪ Target a Cost Income Ratio of 70% in 2022
Optimize Balance sheet	▪ Create CRU with € 74bn of RWA and € 288bn of leverage exposure ▪ Expect to reduce CRU RWA by € 40bn and leverage exposure by approximately € 280bn by 2022 ▪ Increase Group balance sheet efficiency and reduce funding requirements ▪ Maintain strong liquidity and funding metrics
Grow Return on Tangible Equity	▪ Target a group Return on Tangible Equity of 8% in 2022[1]

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change
(1) Return on Tangible Equity after AT1 coupon payments. Please refer to slide 44

2018 pro-forma financials

	Core Bank[1]	Capital Release Unit	Group
Revenues (in € bn)	22.8	2.5	25.3
Cost income ratio (in %)	87%	144%	93%
RoTE[2] (in %)	1.7%	(6.0)%	(0.1)%
RWA (in € bn)	277	74	350
Leverage exposure (in € bn)	985	288	1,273

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change
(1) Includes Private Bank, Corporate Bank, Investment Bank, Asset Management and Corporate & Other
(2) Return on Tangible Equity after AT1 coupon payments. Please refer to slide 44

Realistic revenue growth assumptions

Revenues in € bn



25.3
(2.5)
22.8
~25
2018 Group
Capital Release Unit
2018 Core Bank
Operating businesses
Interest rate
Balance sheet efficiency
2022 Group aspiration

2018 – 2022 Operating business growth CAGR(1):

Corporate Bank	3%
Investment Bank	0%
Private Bank	2%
Asset Management	2%
Core Bank[2]	2%

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change
(1) Excludes interest rate and balance sheet efficiency impacts
(2) Includes Corporate & Other – not shown on this page

Targeting a material reduction in adjusted costs

€ 5.8bn reduction driven by business exits



22.8
1.0
0.3
0.6
22.1
0.6
21.5
3.3
18.8
1.4
0.9
0.5
16.0
1.0
17.0
2018 Group
Previously announced
Incre-mental
Incre-mental One Off Cost(3)
2019 cost reductions
2019 Group
Capital Release Unit(4)
2019 Core Bank
Private Bank
Other Businesses
C&O
2022 Core Bank
Residual costs in CRU(5)
2022 Group target

2018 – 2022 Operating business adjusted cost CAGR:

Corporate Bank	(2)%
Investment Bank	(4)%
Private Bank (1)	(3)%
Asset Management	(2)%
Core Bank(2)	(4)%

(1) Excluding € 700m of merger related synergies. (6)% CAGR on a reported basis
(2) Includes Corporate & Other not shown in the table. Excludes € 700m of Postbank merger related synergies. (5)% CAGR on a reported basis
(3) Software and real estate impairments
(4) 2018 pro-forma cost base for the Capital Release Unit (€ 3.6bn) net of a € 0.3bn cost reduction in the CRU in 2019
(5) At the end of 2022

Private Bank cost reductions

2019 – 2022 planned cost reductions

German merger synergies and efficiency measures	€ 0.6bn[1]	▪ Joint IT platform with single product systems and operations (~50% of merger synergies savings[1]) ▪ Joint head office structure ▪ Cease duplicate digital investments ▪ Implement efficient sales organizations in Deutsche Bank and Postbank brand
Optimization of international franchise	€ 0.1bn	▪ Normalization of investment spend in Italy and Spain after platform investments
Wealth Management	€ 0.1bn	▪ Streamline European region ▪ Re-organize product value chain ▪ Further optimize central functions including streamlining head office
Other	€ 0.6bn	▪ Implement further cross-divisional and structural measures (~66% savings) ▪ Rationalize infrastructure (~33% savings)
Total	€ 1.4bn	

(1) Of which € 0.5bn are related to merger synergies. Out of the previously announced € 0.9bn of total German merger synergies, € 0.7bn related to adjusted costs and € 0.2bn are already delivered in 2019

Upfront costs to execute our strategy quickly

€ 2.3bn of incremental Restructuring & Severance planned to support cost reduction



Deferred Tax Asset valuation adjustment
Goodwill impairment(1)
Software impairment
Real estate impairment
Restructuring & Severance
2.8
0.7
0.5
0.1
1.0
~€ 2.0bn
CET1 impact in 2019
0.4
0.1
0.7
0.2
0.2
0.5
2019
2020
2021
2022



Software impairment
Real estate impairment
New Restructuring & Severance provision
Existing Restructuring & Severance provision
3.8
0.6
0.3
2.3
0.6
5.8
1.2
0.3
1.7
2.6
Other
Bank levy
IT and Professional services
Compensation
Reserves and charges 2018 - 2022
Adjusted cost savings 2018 - 2022

Note: Restructuring & Severance, Impairments and deferred tax valuation adjustments are preliminary and subject to change. Non-tax items are shown on a pre-tax basis
(1) Non-tax deductible

Continuing to invest in our IT

Planned IT spend in € bn



% of adjusted costs:
17%
17%
3.8
4.2
0.5
Accelerated amortization
3.5
3.1
2.9
2018
2019
2020
2021
2022

- Ongoing investments in our IT infrastructure
- Focused perimeter allows greater investments into our core businesses
- 2019 will be the peak year for IT spend as:
  - Accelerated software amortization reduces spend in future years
  - Generate savings from vendor rationalization program in the Investment Bank started in 2018 as we internalize close to 5,000 full-time equivalents at lower cost
  - Benefits from Postbank integration and elimination of duplicate investment spend
- IT spend forecast to be stable as a percentage of adjusted costs

Capital Release Unit (CRU)

2018 (€ bn)


€ 38bn
Credit and Market Risk RWA
74
Operational risk
36
Equities
11
Fixed income
15
Former non-strategic
7
Other
5
Risk weighted assets
288
Equities
170
Fixed income
79
Former non-strategic
25
Other
15
Leverage exposure

Equities	▪ Equities business (Cash, Derivatives, Prime Finance) ▪ Leverage driven by Prime Finance business. RWA excluding Operational Risk driven by Derivatives and Prime Finance businesses
Fixed Income	▪ Lower yielding longer dated legacy Assets, particularly in Rates ▪ Capital intensive securitized bonds
Former Non Strategic	▪ Mostly Credit and Rates derivative assets ▪ Legacy portfolio ringfenced in 2017 for run down within CIB
Other	▪ PCB discontinued businesses including Portugal (now sold) ▪ Remaining Polish FX mortgages

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change. Risk weighted assets excluding operational risk RWA and leverage exposure are estimates which incorporate market risk RWA and allocations of leverage including for the Central Liquidity Reserve. Portfolio factors and Deutsche Bank's internal allocation methodology may cause some movement in formally restated numbers

Capital Release Unit deleveraging

Majority of the run-down expected to occur in the next 18 months (€ bn)

Risk weighted assets


Operational Risk
Credit and Market Risk
36
38
~32
~20
~30
~10
~28
~7
~28
~6
2018
2019
2020
2021
2022

Leverage exposure


288
(59)%
119
(86)%
17
10
9
2018
2019
2020
2021
2022

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change

CET1 ratio: CRU wind-down and capital generation more than offset potential inflation

Capital available for distribution


12.5%
at least
CET1 ratio
at all times
13.6%
Known regulatory headwinds of ~40bps from AQR and TRIM
Restructuring costs impact on CET1 of ~€ 2.0bn
Planned RWA reduction of ~€ 20bn driven by CRU wind-down
~13%
Expected Regulatory RWA inflation of ~€ 25bn coming from TRIM, EBA RTS(1), securitization framework changes
Planned RWA reduction of ~€ 10bn driven by RWA wind-down in CRU
12.7%
Grow CET1 ratio from further RWA wind-down in CRU and organic capital generation
Excess Capital
12.5%
...with capital available for distribution in 2022
11.8%
2019 maximum distributable amount
2018
2019
2020
2021

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change
(1) Regulatory technical standards around the application of the definition of default and margin of conservatism

Material improvement in leverage ratio planned

Leverage exposure in € bn, unless otherwise stated



Group leverage ratio (fully loaded):
4.1%
Phase 1: Run-down
4.5%
Phase 2: Capital generation
~5%
1,273
~1,050
~1,050
€ 270bn planned reduction from Capital Release Unit, partially offset by selective business growth
2018
2020
2022

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change

A smaller, simpler, less market-sensitive balance sheet

Funded balance sheet[1] in € bn, unless otherwise stated



(18)%
~1,000
~820
Liquidity reserves
26%
26%
Trading assets[2]
30%
19%
Loans
40%
53%
Other assets
4%
1%
2018 Assets
2022 Assets
~1,000
~820
21%
13%
Trading & Other liabilities
56%
67%
Deposits
16%
13%
Long-term debt
6%
7%
Equity
2018 Liabilities
2022 Liabilities

- Funded balance sheet (after netting) reduction of around € 180bn planned principally from lower trading assets
  - Up to € 60bn reduction in long-term debt, primarily from TLTRO and structured notes
  - Future issuance requirement of ~€ 20bn per year
  - 85-90% of balance sheet planned to be funded by most stable sources[3], including ~70% from deposits
  - Loan to deposit ratio[4] around 80% to support core business growth
- ~25% reduction in IFRS balance sheet from € 1.3tn to € 1tn, including € 150bn in 2019
- Benefits:
  - Lower issuance requirements
  - Lower bank levies
  - Lower stress losses

(1) Funded balance sheet of € 1,010bn includes adjustments to the IFRS balance sheet of € 1,348bn to reflect the funding required after recognizing legal netting agreements of € 254bn, cash collateral of € 41bn received and € 27bn paid and offsetting pending settlement balances of € 18bn
(2) Trading Assets defined as mark-to-market Derivatives, Non-Derivatives Trading Assets, Cash Margin Receivables, Prime Brokerage Receivables, Reverse Repos
(3) Most stable funding as a proportion of the total external funding profile. Most stable funding is defined as funds from Capital Markets & Equity, Retail, Transaction Banking and Wealth Management deposits
(4) Defined as gross accrual loans versus total deposits

Maintaining solid liquidity and funding


Liquidity coverage ratio (LCR)
141%
146%
~130%
100% requirement
Q1 2019
2019
Long-term plan


Net stable funding ratio (NSFR)
117%
125%
~120%
Q1 2019
2019
Long-term plan


Minimum required eligible liabilities (MREL) as % of total liabilities and own funds (TLOF)(1)
9.14% requirement
10.8%
10.7%
>11%
Q1 2019
2019
Long-term plan

(1) Requirement for Minimum Requirement for Eligible Liabilities (MREL) set at 9.14% of Total Liabilities and Own Funds of € 1,134bn as of Q1 2019, to be replaced by the applicable RWA threshold at the time

Reallocating resources

2018 Risk Weighted Assets, excluding operational risk RWA



Asset Management
Corporate & Other
Global Transaction Bank
Private & Commercial Bank
2%
6%
13%
30%
49%
Corporate & Investment Bank (ex-GTB)

2022 Risk Weighted Assets, excluding operational risk RWA and forecast regulatory inflation



Asset Management
Corporate & Other
Corporate Bank
3%
8%
22%
Private Bank
29%
2%
36%
Capital Release Unit
Investment Bank

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are unaudited and preliminary and subject to change

Improving returns over time


2018 Return on Tangible Equity(1)
Private Bank
5%
Corporate Bank
9%
Investment Bank
2%
Asset Management
18%


2022 Targeted Return on Tangible Equity(1)
Private Bank
>12%
Corporate Bank
>15%
Investment Bank
>6%
Asset Management
>20%

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change. Corporate & Other and the Capital Release Unit are not shown on this slide.
(1) Throughout this presentation updated definition of post-tax return on tangible equity (RoTE) to include the payment of coupons on AT1 securities. Please refer to slide 44

Near-term objectives...

	2019	2020
Adjusted Costs	€ 21.5bn[(1)]	€ 19.5bn
CET1 Ratio	At least 12.5%	
Leverage Ratio (fully loaded)	4%	4.5%

(1) 2019 adjusted costs exclude € 0.5bn software impairment and € 0.1bn real estate impairment related to announced measures

… support our financial targets

	2022
Return on Tangible Equity[(1)]	8% for Group
Adjusted Costs	€ 17bn
Cost Income Ratio	70%
CET1 Ratio	At least 12.5%
Leverage Ratio (fully-loaded)	~5%

(1) Throughout this presentation updated definition of post-tax return on tangible equity (RoTE) to include the payment of coupons on AT1 securities. Please refer to slide 44


A new and better bank

On our way to a new bank

Our ambition


Transform DB into an organization that is inspired by our clients and continuously designed by our staff.

To achieve that we have to transform the way we work

Client obsessed	Become the most client centric bank in the world. Understanding our clients needs is our top priority
Entrepreneurial	Take responsibility for our company. We question what we do and experiment to find better solutions
Tech driven	Embrace technology as an enabler for better service delivery and efficiency in everything we do
Sustainable	Think and act responsibly and aspire to lead the path towards sustainable finance

What is different this time?

Fixing the bank with existing capital resources
no capital increase planned

Restructuring decisively
closing businesses, not trimming

Realistic financial plans
we deliver what we promise

Accountability in short- and mid-term
near-term financial targets

Addressing key concerns
no compromises, no duplications

New management team
with relentless execution discipline

A new mindset

Our ambitions in 2022

A growing bank
~€ 25bn revenue

An efficient bank
Adjusted cost base of € 17bn

A profitable bank
Profit before tax of € 6bn+

A bank that knows what it is, who it serves, how it wins and why its people are excited to be working for it.

A shareholder-oriented bank
Liberate € 5bn of capital for distribution starting in 2022

A resilient bank
Leverage ratio of ~5%



Appendix

2018 pro-forma financials

		Core Bank	Capital Release Unit	Group
P&L	**Revenues** (in € bn)	22.8	2.5	25.3
	Adjusted Costs (in € bn)	(19.2)	(3.6)	(22.8)
	Profit before Tax (in € bn)	2.4	(1.1)	1.3
KPIs	**RoTE** (in %)	1.7%	(6.0)%	(0.1)%
	Cost Income Ratio (in %)	87%	144%	93%
Resources	**Leverage Exposure** (in € bn)	985	288	1,273
	RWA (in € bn)	277	74	350

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change

2018 Financials – Old vs. New Structure

In € bn, unless stated otherwise

Revenues

Old Structure	Group	CIB	PCB	AM	C&O
Revenues (reported)	25.3	13.0	10.2	2.2	(0.1)

New Structure	Group	CB	IB	PB	AM	CRU	C&O
Revenues Adj.	25.3	5.2	6.8	8.7	2.2	2.5	(0.1)

ACB

Old Structure	Group	CIB	PCB	AM	C&O
ACB (reported)	(22.8)	(12.0)	(8.9)	(1.7)	(0.3)

New Structure	Group	CB	IB	PB	AM	CRU	C&O
ACB Adj.	(22.8)	(3.7)	(5.9)	(7.6)	(1.7)	(3.6)	(0.3)

RWA

Old Structure	Group	CIB	PCB	AM	C&O
RWA (reported)	350	236	88	10	16

New Structure	Group	CB	IB	PB	AM	CRU	C&O
RWA Adj.	350	60	124	67	10	74	16

Leverage

Old Structure	Group	CIB	PCB	AM	C&O
Leverage (reported)	1,273	892	355	5	21

New Structure	Group	CB	IB	PB	AM	CRU	C&O
Leverage Adj.	1,273	252	414	293	5	288	21

Note: CB: Corporate Bank, IB: Investment Bank, PB: Private Bank, AM: Asset Management, CRU: Capital Release Unit, C&O: Corporate & Other. Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change

Updated definition of Return on Tangible Equity

	New	Previous
Return on Tangible Equity	Net income (**after** AT1 coupon payments)	Net income (**before** AT1 coupon payments)

Credit Loss Provisions increase but remain well below historic average

In bps of loans



13
'mid-teens'
<30
38
2018
2019
2020 & beyond
2008 - 2018 average(1)

- Credit portfolio quality remains strong and compares favorably to peers with credit loss provisions about half the level of peers
  - Credit risk losses well below peer average in adverse scenario of 2018 ECB stress test
- Our plan assumes increases in credit loss provisions in the coming years reflecting
  - Volume growth, mostly in the Private Bank and Corporate Bank
  - Limited growth in higher risk businesses mitigated by detailed due diligence, conservative structuring and defined risk appetite
  - Conservative planning assumptions of the credit cycle after unusually low 2017/2018

(1) Average of reported annual credit loss provisions in relation to total loan book between 2008 and 2018

We will remain a global bank

% of 2018 revenues



Americas
EMEA
APAC
22%
67%
12%
20%
66%
14%
2018
2022 plan

- Will maintain a global presence with major hubs in US and Europe and Asia
- Serving cross-border needs of European clients
- Focused on growing our core operations in Asia
- Streamlining our US business and focusing on our core operations

Note: Divisional figures in this presentation showing the pro-forma effect of resegmentation are preliminary, unaudited and subject to change

Cautionary statement

This presentation contains forward-looking statements. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations and the assumptions underlying them. These statements are based on plans, estimates and projections as they are currently available to the management of Deutsche Bank. Forward-looking statements therefore speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

By their very nature, forward-looking statements involve risks and uncertainties. A number of important factors could therefore cause actual results to differ materially from those contained in any forward-looking statement. Such factors include the conditions in the financial markets in Germany, in Europe, in the United States and elsewhere from which we derive a substantial portion of our revenues and in which we hold a substantial portion of our assets, the development of asset prices and market volatility, potential defaults of borrowers or trading counterparties, the implementation of our strategic initiatives, the reliability of our risk management policies, procedures and methods, and other risks referenced in our filings with the U.S. Securities and Exchange Commission. Such factors are described in detail in our SEC Form 20-F of 22 March 2019 under the heading “Risk Factors.” Copies of this document are readily available upon request or can be downloaded from www.db.com/ir.

This presentation also contains non-IFRS financial measures. For a reconciliation to directly comparable figures reported under IFRS, to the extent such reconciliation is not provided in this presentation, refer to the Q1 2019 Financial Data Supplement, which is available at www.db.com/ir.